Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

December 1, 2014

Medgenics, Inc. 435 Devon Park Drive, Bldg 700 Wayne, PA 19087

Re:	Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-184431), as amended (the “Registration Statement”), filed by Medgenics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) and declared effective on October 26, 2012. We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”), dated November 25, 2014, relating to the offering by the Company of 5,893,750 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including 768,750 shares of Common Stock for which the underwriters in the offering have been granted an overallotment option (collectively, the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee duly appointed by the Board of Directors of the Company (the “Pricing Committee”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the prospectus included in the Registration Statement, the Prospectus Supplement, the Purchase Agreement, dated November 25, 2014, among the Company and Piper Jaffray & Co. as representative of the several underwriters, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, as amended, certain resolutions of the Board of Directors and the Pricing Committee, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

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Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP